UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

FEMONE, INC.
(Exact name of registrant as specified in charter)

Nevada	000-49661	98-0358887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1905 Aston Avenue, Suite 101, Carlsbad, California 92008
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (760) 448-2498

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

In connection with the amendment on March 23, 2006 of the Convertible Notes dated July 23, 2004, September 15, 2004, October 12, 2004 and June 30, 2005 issued by the Company to each of AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively the “Investors”), the Company entered into an amendment on March 31, 2006 (the “Amendment”) to the Warrants (the “Warrants”) dated July 23, 2004, September 15, 2004, October 12, 2004 and June 30, 2005 issued by the Company to each of the Investors. Pursuant to the terms of the Amendment, the exercise prices of the warrants are amended to provide for an exercise price of (i) $0.06 per share with respect to an aggregate of 17,666,667 warrants; (ii) $0.15 per share with respect to an aggregate of 17,666,667 warrants; (iii) $0.20 per share with respect to an aggregate of 17,666,667 warrants. In addition, the terms of the Warrants were extended and will expire on March 31, 2011.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment to Warrants dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEMONE, INC.

Date: April 4, 2006	By:	/s/ Ray W. Grimm, Jr.

Ray W. Grimm, Jr. Chief Executive Officer

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